UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

August 26, 2016

Date of Report (Date of Earliest event reported)

HemCare Health Services Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	333-148546	20-8248213
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Jacks Avenue Toronto, ON Canada M4T 1E2

(Address of principal executive offices) (Zip Code)

(416) 568- 9051

 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Ac

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 19, 2016, James Cao voluntarily resigned as the President, Chief Executive Officer, Chairman, Treasurer and Secretary of Hemcare Health Services, Inc. (the"Company"), effective immediately. There were no disagreements between Mr. Cao and the Company or any officer or director of the Company which led to Mr. Cao's resignation. Mr. Cao had served as the Chief Executive Officer since March 2, 2015. On the same day Mr. John Wilkes was appointed President, Chief Executive Officer, Chairman, Treasurer and Secretary filling the vacancies left by Mr. Cao. Mr. Wilkes held these offices of the Company previously from October 28, 2010 until January 25, 2011. Also On August 19, 2016, following the appointment of Mr. Wilkes, Mr. James Cao resigned as Director.

On July 25, 2016 the Company received a default and demand notice from its secured 9% promissory note holder for the amount of $381,500 including interest unto May 2016. Management has commenced negotiations to remedy the default.

The Company has a new address at 7 Jacks Avenue Toronto, ON Canada M4T 1E2. The new telephone number to (416) 568-9051.

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SIGNATURE(S)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Hemcare Health Services Inc.

Date: August 26, 2016	By:	/s/ John Wilkes
	Name:	John Wilkes
	Title:	President and Chief Executive Officer

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